Exhibit 8.2

Attn Pierre Kemula Chief Financial Officer CureVac AG Friedrich-Miescher-Str. 15 72076 Tübingen	FALK GmbH & Co KG Postfach 10 22 80 69012 Heidelberg Im Breitspiel 21 69126 Heidelberg Telefon: +49 6221 399-0 Telefax: +49 6221 399-238 falk-heidelberg@falk-co.de

[date] Me/Mth/Oz 14917 28901674

US SEC F-1 Registration Statement for CureVac B.V.

Dear Mr. Kemula,

We act as German Tax Advisors to the Issuer in connection with the Registration. Certain terms used in this opinion are defined in Annex 1 (Definitions).

This opinion is limited to German tax law in effect on the date of this opinion. This opinion (including all terms used in it) is to be construed in accordance with German tax law.

For the purpose of this opinion, we have examined the Registration Statement which we determined to be the only document relevant to rendering this opinion, while relying upon the accuracy of the factual statements therein.

For the purpose of this opinion, we have made the following assumptions:

•	The Registration Statement has been or will be filed with the SEC in the form referred to in this opinion.
•	The effective place of management of the Issuer is located in Tübingen, Germany.
•	The factual statements in the Registration Statement are true and correct in all respects.

FALK GmbH & Co KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft

Sitz der Gesellschaft: Heidelberg | AG Mannheim HRA 702086 | USt.-Identifikations-Nr. DE 258 256 316

Persönlich haftende Gesellschafterin: FALK & Co Verwaltungs-GmbH Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft

Sitz der Gesellschaft: Heidelberg AG Mannheim HRB 705586

Geschäftsführer: WP StB Klaus Heininger, WP StB Gerhard Meyer, WP StB Dr. Alexander Düll, WP StB Dr. Martin Ziegler, StB Gerd Fuhrmann, WP StB Thomas Rohling, WP StB Prof. Dr. Reiner-Peter Doll, WP StB Markus Schmidtke, WP StB Philip Roth, WP StB Stephan Hilbig, WP CPA Gerhard Müller, WP StB Michael Pleßke, WP StB Dr. Stefan Tichy, WP StB Andreas Dörschell, WP StB RA Dr. Steffen Bangert, WP StB Dr. Alexander Wünsche, WP StB CPA Steffen Ahrens

Opinion

Based on the documents referred to and the assumptions made above, we hereby confirm that the statements set forth in the Registration Statement under the section “Taxation-Material German Tax Considerations” constitute the opinion of FALK as to the material German tax consequences of purchasing, owning or transferring the shares in the capital of the Issuer.

This opinion is an exhibit to the Registration Statement and may only be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

Each person relying on this opinion agrees, in so relying, that only FALK shall have any liability in connection with this opinion.

The Issuer may:

•	file this opinion as an exhibit to the Registration Statement, and

•	refer to FALK giving this opinion under the heading “Taxation-Material German Tax Considerations” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from us (or FALK) that we are (or FALK is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

(Gerhard Meyer)

(Dr. Michael Vituschek)

FALK GmbH & Co KG
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Annex 1 – Definitions

“German Tax” means any tax pursuant to Section 3 (1) through to (3) German Fiscal Code (Abgabenordnung) levied by or on behalf of Germany or any of its subdivisions or taxing authorities.

“FALK” means FALK GmbH & Co KG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft.

“Issuer“ means CureVac N.V. with corporate seat in Amsterdam, the Netherlands.

“Registration” means the registration of shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 (Registration No 333-[●]) in relation to the Registration to be filed with the SEC in the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.